Exhibit 31.2

                             COMPLIANCE CERTIFICATE

         In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. on behalf of SATURNS CBT Series 2003-1 Units Trust for the fiscal year ending December 31, 2003, and the certifications given by John Kehoe with respect thereto, the undersigned hereby certifies that he is a duly elected Vice President of LaSalle Bank National Association and further certifies in his capacity as such as follows:

1. LaSalle Bank National Association has prepared all distribution reports with respect to each distribution date for SATURNS CBT Series 2003-1 Units Trust, and has filed a copy of such reports on Form 8-K during the fiscal year as described on Exhibit A hereto.

2. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of periods included in the fiscal year covered by the annual report of MS Structured Asset Corp. on behalf of SATURNS CBT Series 2003-1 Units Trust;

3. I am familiar with the operations of LaSalle Bank National Association with respect to the SATURNS program and SATURNS CBT Series 2003-1 Units Trust and the requirement imposed by the applicable trust agreement;

4. Based on my knowledge, the information in the distribution reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual report;

5. Based on my knowledge, the information required to be provided under each trust agreement, for inclusion in these reports, is included in these reports;

6. Based on my knowledge, and except as disclosed in the reports, the trustee has fulfilled its obligations, including any servicing obligations, under the trust agreement.

7. Based on my knowledge, and except as disclosed in the reports, there are no material legal proceedings with respect to any trust, involving the trust or LaSalle Bank National Association as trustee.



                                               By:    /s/ Cynthia Reis
                                                  ---------------------------
                                               Name:  Cynthia Reis
                                               Title: Senior Vice President
                                               Date:  March 30, 2004

                                                                       EXHIBIT A

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 SATURNS Trust No.:    Closing Date             Payment Dates                Form 8-K Filing Dates (Not Trust
                                                                           Agreement Filings in connection with
                                                                                       Closing Date)


                                                                                        For FY 2003

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-------------------------------------------------------------------------------------------------------------------
CBT 2003-1            9/25/03              25th day of each month,       October 31, 2003, November 26, 2003,
                                           commencing October  2003      December 29, 2003
-------------------------------------------------------------------------------------------------------------------